Exhibit 99.2

AIS GmbH Aachen Innovative Solutions

Financial Statements

For the years ended December 31, 2013 and 2012

AIS GmbH Aachen Innovative Solutions

Financial Statements

As of and for the Years Ended

December 31, 2013 and 2012 and

Independent Auditors’ Report

AIS GmbH Aachen Innovative Solutions

Index of Financial Statements

December 31, 2013 and 2012

Page(s)
Independent Auditors’ Report	3

Financial Statements:

Balance Sheets as of December 31, 2013 and 2012	4

Statements of Operations for the years ended December 31, 2013 and 2012	5

Statements of Stockholders’ Equity for the years ended December 31, 2013 and 2012	6

Statements of Cash Flows for the years ended December 31, 2013 and 2012	7

Notes to Financial Statements	8-10

INDEPENDENT AUDITORS’ REPORT

To the management of AIS GmbH Aachen Innovative Solutions:

We have audited the accompanying financial statements of AIS GmbH Aachen Innovative Solutions (the “Company”), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AIS GmbH Aachen Innovative Solutions as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche GmbH

Wirtschaftsprüfungsgesellschaft

Düsseldorf, Germany

September 12, 2014

AIS GmbH Aachen Innovative Solutions

Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$52	$15
Accounts receivable, net	—	237
Prepaid expenses and other current assets	15	3

Total current assets	67	255

Total assets	$67	$255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other liabilities	$—	$36
Accrued expenses	5	63

Total current liabilities	5	99

Total liabilities	5	99

Commitments and contingencies
Shareholders’ equity:
Shared capital	33	33
Retained earnings	24	120
Other comprehensive income	5	3

Total shareholders’ equity	62	156

Total liabilities and stockholders’ equity	$67	$255

See accompanying notes to the financial statements.

AIS GmbH Aachen Innovative Solutions

Statements of Operations

(dollars in thousands)

	Years Ended December 31,
	2013	2012
Revenue	$199	$193

Costs and expenses:
Research and development expenses	24	23
General and admin expenses	11	5

	35	28

Income from operations	164	165
Other income:
Other income, net	3	—

	3	—

Income before income tax provision	167	165
Income tax provision	53	52

Net income	$114	$113

See accompanying notes to the financial statements.

AIS GmbH Aachen Innovative Solutions

Statements of Stockholders’ Equity

(dollars in thousands)

	Shared capital	Retained earnings	Accumulated other comprehensive income	Total shareholders’ equity
Balance, January 1, 2012	$33	$7	$—	$40
Net income	—	113	—	113
Foreign currency translation	—	—	3	3

Balance, December 31, 2012	33	120	3	156
Dividends to shareholders	—	(210)	—	(210)
Net income	—	114	—	114
Foreign currency translation	—	—	2	2

Balance, December 31, 2013	$33	$24	$5	$62

See accompanying notes to the financial statements.

AIS GmbH Aachen Innovative Solutions

Statements of Cash Flows

(dollars in thousands)

	Years Ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$114	$113
Changes in assets and liabilities:
Decrease (increase) in accounts receivable and other assets	235	(233)
(Decrease) increase in accounts payable and other liabilities	(96)	91

Net cash flow provided by (used for) operating activities	253	(29)
Cash flow from investing activities	—	—

Net cash flow provided by investing activities	—	—
Cash flow from financing activities
Dividends to shareholders	(210)	—

Net cash flow used for financing activities	(210)	—
Effect of exchange rate changes on cash	(6)	1

Net increase (decrease) in cash and cash equivalents	37	(28)
Cash and cash equivalents at beginning of year	15	43

Cash and cash equivalents at end of year	$52	$15

Cash paid for income taxes	$109	$3

See accompanying notes to the financial statements.

AIS GmbH Aachen Innovative Solutions

Notes to the Financial Statements

As of December 31, 2013 and 2012

Note 1. Nature of Business and Basis of Presentation

AIS GmbH Aachen Innovative Solutions (the “Company” or “AIS”) is a limited liability company under German law located in Aachen, Germany. AIS is registered with the trade registry Aachen (registration number HR B 12258) which was initially established on December 18, 2003.

The Company is engaged primarily in the research and development of innovative technologies as well as their potential commercialization.

AIS entered into a licensing agreement (the “Licensing Agreement”) with ECP Entwicklungsgesellschaft mbH (“ECP”) on June 28, 2007. AIS owns technical knowledge and intellectual property rights in relation to the prototype development of a catheter-based expandable blood pump. Under this agreement, AIS effectively sold the technical knowledge it owned to ECP whereby ECP has exclusive, unrestricted rights in terms of use anywhere in the world and has the right to transfer to other third parties. In addition, the Agreement also provides ECP with access to certain patent rights. The initial license term ends December 31, 2020, with two renewal options for five years each (until December 31, 2030). AIS and ECP mutually agreed that AIS may also use ECP’s own patents and ECP’s own technical knowledge for research and development activities free of charge, provided that no business secrets of ECP become public as a result. The Licensing Agreement included various upfront payments for the technical knowledge transferred and minimum license fees and contingent license fees based upon the achievement of certain developmental milestones.

The Company currently does not have any commercial products approved for sale.

The Company maintains its books and records in Euro in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany, or German GAAP. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, or U.S. GAAP. German GAAP varies in certain significant aspects to U.S. GAAP. All necessary adjustments have been made to prepare the accompanying financial statements on the basis of U.S. GAAP in U.S. dollars.

Note 2. Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies described below.

Cash and Cash Equivalents

Cash and cash equivalents consist solely of cash balances in an operating account.

Accounts Receivable

The accounts receivable balance as of December 31, 2012 relates to the gross license fee for the year ended December 31, 2012 related to the license agreement with ECP and was received during the year ended December 31, 2013. In the year ended December 31, 2013, license fees were received on a quarterly basis and no receivable amounts were outstanding as of December 31, 2013.

The Company continuously monitors the timeliness of collections of its receivables. To date, the Company has not experienced any significant losses due to write-offs of receivables and therefore has not recorded a provision for estimated losses.

Accrued Expenses

As part of the process of preparing its financial statements, the Company is required to estimate accrued expenses. This process involves identifying services that third parties have performed and estimating the level of service performed and the associated cost incurred on these services as of each balance sheet date in its financial statements. The date at which certain services commence, the level of services performed on or before a given date and the cost of services are often subject to the Company’s judgment. The Company makes these judgments and estimates based upon known facts and circumstances.

The other liabilities balance as of December 31, 2012 relates to Value Added Tax, or VAT, liabilities associated with the Licensing Agreement and this liability was paid during the year ended December 31, 2013. During the year ended December 31, 2013, VAT liabilities were paid during the year on a quarterly basis and no amounts payable were outstanding as of December 31, 2013.

Translation of Foreign Currencies

The Company’s functional currency is Euro. The reporting currency of the financial statements under U.S. GAAP is the U.S. dollar. The Company’s financial statements are translated into U.S. dollars using current rates for all assets and liabilities and appropriate historical and weighted-average rates for the stockholders’ equity accounts and revenues and expenses. Cumulative translation adjustments are reported as a component of accumulated other comprehensive income in the statement of stockholders’ equity. Currency transaction gains and losses are included as other income, net in the statements of operations.

No statement of comprehensive income (loss) is included as there is no material activity in comprehensive income.

Income Taxes

The Company’s provision for income taxes is comprised of the estimated income tax expense in Germany for the current year. The Company recorded an income tax provision of $53K and $51K for the years ended December 31, 2013 and 2012, respectively.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each fiscal year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Recognition of deferred tax assets is limited to amounts for which, in the opinion of management, realization is considered more likely than not in future periods. The Company has no deferred income taxes or unrecognized tax benefits at December 31, 2013 and 2012.

The accrued expenses balance as of December 31, 2012 includes tax payables for corporation and trade income taxes in Germany. During the year ended December 31, 2013, advance payments based on tax assessments of prior years led to a tax receivable for corporation and trade income taxes at December 31, 2013, included as prepaid expenses and other current assets in the balance sheets.

Revenue Recognition

The Company derives its revenues solely from license fees from the Licensing Agreement. The Company recognizes license revenue on the Licensing Agreement in accordance with the revenue recognition guidance of the Financial Accounting Standards Board, or “FASB,” Accounting Standards Codification. The Company analyzes each element of its licensing agreement to determine the appropriate revenue recognition.

As discussed in Note 1, AIS entered into the Licensing Agreement on June 28, 2007. AIS owns technical knowledge and intellectual property rights in relation to the prototype development of a catheter-based expandable blood pump. Under this agreement, AIS effectively sold the technical knowledge it owned to ECP whereby ECP has exclusive, unrestricted rights in terms of use anywhere in the world and has the right to transfer to other third parties. In addition, the Agreement also provides ECP with access to certain patent rights. The initial license term ends December 31, 2020, with two renewal options for five years each (until December 31, 2030). AIS and ECP mutually agreed that AIS may also use ECP’s own patents and ECP’s own technical knowledge for research and development activities free of charge, provided that no business secrets of ECP become public as a result. The Licensing Agreement included various upfront payments for the technical knowledge transferred and minimum license fees and contingent license fees based upon the achievement of certain developmental milestones.

The Licensing Agreement included an initial fee upon signing the agreement for the transfer of technical knowledge and patents in the amount of approximately $672K (K-EUR 500). The Company recognized revenue from these upfront payments upon execution of the agreement as the payment was in exchange for products delivered or services rendered that represented the culmination of a separate earnings process and no further performance obligation exists under the contract. The initial payments were nonrefundable and there are no other contractual performance conditions subsequent to payment.

In addition, the Licensing Agreement included various annual minimum and contingent payments based upon the achievement of certain developmental milestones. During the years ended December 31, 2013 and 2012, the Company recorded license fee revenue of $199K and $193K, respectively, associated with the Licensing Agreement. The Company has not received any payments to date associated with developmental milestones under the Licensing Agreement as none have been achieved through December 31, 2013.

Risks and Uncertainties

The Company is subject to risks common to companies involved with research and development activities, including, but not limited to, development by its competitors of new technological innovations, uncertainty of unproven markets, the high cost of new product development, dependence on key personnel, protection of proprietary technology and compliance with regulations of government authorities and agencies, such as the U.S. Food and Drug Administration.

Note 3. Dividends to Shareholders

As defined in shareholders’ resolutions dated April 4, 2013 and October 10, 2013, the shareholders of AIS agreed on dividends to shareholders of the profit carried forward at December 31, 2012 and the expected profit in fiscal 2013. Cash dividends totaling $210K were paid to shareholders during the year ended December 31, 2013.

Note 4. Contractual Arrangement

Under the Licensing Agreement, the Company may be obligated to pay a minimum 4% royalty based on net revenues. In each of the years ended December 31, 2013 and 2012, the Company recorded royalty fees of $8K which represented 4% of the Company’s net revenues in each of those years.

Note 5. Subsequent Event

The Company has evaluated subsequent events from the balance sheet date through the date on which the financial statements were issued.

On June 30, 2014, ECP entered into an agreement in which it acquired 100% of the shared capital of the Company. On July 1, 2014, the shared capital in ECP were acquired by Abiomed Europe GmbH which is a subsidiary of Abiomed, Inc. a U.S. based listed corporation. The Company holds certain intellectual property useful to ECP’s business, and, prior to being acquired by ECP, had licensed such intellectual property to ECP. The purchase price for the acquisition of the Company’s shares was approximately $2.8 million in cash and the acquisition closed immediately prior to Abiomed’s acquisition of ECP.